UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2013 (November 26, 2013)

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9005

Cayman Islands

Registrant’s telephone number, including area code: (345) 945-3727

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation.

On November 26, 2013, HLSS Servicer Advance Receivables Trust (the “Issuer”) issued $300 million in asset-backed term notes. Below is a brief description of the maximum principal amount, interest rate and maturity of the notes by class:

		Interest
Series/	Amount	Rate	Spread
S&P Rating	($millions)	(Fixed)	Over Libor
Three-Year Term Notes Series 2013-T7
AAA	$273.15	1.99%	1.35%
AA	13.95	2.24%	1.60%
A	6.75	2.54%	1.90%
BBB	46.15	3.04%	2.40%
Total	$300.00	2.03%	1.40%

The Issuer’s notes are secured by servicing advance receivables and are being issued under the Issuer’s base indenture and the Series 2013-T7 indenture supplement, which is applicable to these notes only. See “Item 1. Business—Description of Servicing Advance Facility Agreements and the Advance Financing Facility” in our Annual Report on Form 10-K for the year ended December 31, 2012 for a more detailed description of the Issuer and the agreements governing the issuance of its notes. The proceeds from this issuance of notes are being used to partially pay down previously-issued series of the Issuer’s variable funding notes.

Item 9.01.	Financial Statements and Exhibits.

(a)—(c) Not applicable.

(d)	Exhibits:

10.1	Series 2013-T7 Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

By:	/s/ James Lauter
James Lauter
Senior Vice President and Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)

Date: November 27, 2013